                                                                   EXHIBIT 10.12

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR LAWS OR PURSUANT TO AN EXEMPTION THEREFROM.

                                   AXCESS INC.

                            10% Convertible Note due
                               September 30, 2002


$6,000,000.00                                                September 30, 1999

         FOR VALUE RECEIVED, the undersigned, AXCESS Inc., a Delaware corporation ("Maker"), hereby promises to pay to the order of Amphion Ventures, L.P., a Delaware limited partnership ("Holder"), on September 30, 2002 (the "Maturity Date"), the principal sum of up to SIX MILLION UNITED STATES DOLLARS (U.S. $6,000,000.00), together with interest on the outstanding principal balance hereunder from time to time, at the rate of ten percent (10.00%) per annum (the "Interest Rate"), calculated on the basis of the number of days elapsed over a 360-day year of twelve 30-day months.

         Interest shall be payable semiannually in cash on April 1 and October 1 of each year until the Maturity Date, or if any such day is not a Business Day (as defined below) on the next succeeding Business Day (each an "Interest Payment Date"). Interest on this Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of original issuance; provided, however, that the first Interest Payment Date shall not occur until April 1, 2000. Following an Event of Default (as defined below), Maker shall, to the extent lawful, pay interest on any overdue payment of principal and interest, if any, from time to time on demand and at the rate of two percent (2%) per annum in excess of the Interest Rate (without regard to any applicable grace periods). As used herein, "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, or in the city in which the principal office of Maker's bank, are not required to open.

         Payments of principal and interest hereunder shall be made in lawful money of the United States of America by check mailed to the registered address or by wire transfer, in either case as designated by Holder for such purpose.

         This Note shall represent and evidence the indebtedness of Maker to Holder for advances made by Holder to Maker from time to time hereunder (the "Advances"), including without limitation, the unpaid principal amount of, and accrued but unpaid interest on, all Advances, as well as any additional amounts that may be owed by Maker to Holder hereunder. Advances shall be made from time to time in cash as Maker shall request up to and not to exceed $6,000,000.00. Concurrently with the execution and delivery of this Note, Maker and Holder have agreed to convert certain prior advances by Holder to Maker, including all accrued, but unpaid interest thereon, in the aggregate principal amount of $3,787,608.37 (the "Prior Advances") into Advances under this Note. Accordingly, effective as of the date hereof, (a) all promissory notes representing the Prior Advances shall be canceled and surrendered by Holder to Maker and (b) the indebtedness of Maker to Holder represented by the Prior Advances shall, for all purposes hereof, constitute an Advance by Holder to Maker under this Note in the aggregate principal amount of the Prior Advances.

         In consideration for Holder making the Advances hereunder, Maker shall issue to Holder a Warrant representing the right to purchase up to an aggregate of 857,143 shares of the non-voting common stock, par value $0.01 per share, of Maker (the "Non-Voting Common Stock") at an exercise price of $2.10 per share on the terms set forth in that certain Warrant Agreement of even date herewith issued by Maker to Holder (the "Warrant").

                  This Note is also subject to the following terms and provisions:

                              ARTICLE I  DEFAULTS

         Each of the following events shall constitute an event of default hereunder (each an "Event of Default"):

         (1) if Maker fails to pay any amount of principal or interest when due, and such due but unpaid amount remains unpaid for three (3) Business Days after Holder makes written demand therefor; or

         (2) if Maker fails to pay any amount of interest when due under the terms of this Note when the same shall become demand payable and such due but unpaid amount remains unpaid for one hundred eighty (180) days; or

         (3) if an event of default, as defined in any indenture or other instrument evidencing or under which there is at any time outstanding any indebtedness of Maker on the same terms or senior to the obligations of Maker to Holder hereunder, and the effect of such an event of default is to cause, or to permit, with the giving of notice or the lapse of time, or both, holder or holders thereof to cause such indebtedness to become due prior to its stated maturity; or

         (4) Maker shall: (a) be adjudicated insolvent or bankrupt, or cease, be unable, or admit in writing its inability, to pay its debts as they mature, or make a general assignment for the benefit of, or enter into any composition or arrangement with, creditors; (b) apply for, or consent (by admission of material allegation of a petition or otherwise) to the appointment of, a receiver, trustee, or liquidator of Maker or of a substantial part of its assets, or authorize such application or consent, or proceedings seeking such appointment shall be commenced without such authorization, consent, or application against it and continue undismissed for a period of sixty (60) days; (c) authorize or file a voluntary petition in bankruptcy or apply for or consent (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, readjustment of debt, insolvency, dissolution, liquidation, or other similar law of any jurisdiction, or authorize such application or consent, or proceedings to such end shall be instituted against Maker without such authorization, application, or consent and be approved as properly instituted, remain undismissed for sixty (60) days, or result in adjudication of bankruptcy or insolvency; (d) permit or suffer all or any substantial part of its property to be sequestered or attached by court order and such order remains undismissed for sixty (60) days; or (e) take corporate action looking toward any of the actions in (a) through (d) above.

                        ARTICLE II  REMEDIES ON DEFAULT

         Upon the occurrence of an Event of Default, Holder may at any time (unless all Events of Default shall theretofore have been remedied) at its option, by written notice to Maker, declare this Note to be due and payable, whereupon the same shall forthwith mature and become due and payable, together with interest accrued thereon, without presentment, demand, protest, or notice, all of which are hereby waived by Maker. If an Event of Default occurs with respect to Maker's prompt payment of this Note when due or declared due, or in the performance of any term, covenant, or condition of any term of this Note, and this Note is placed in the hands of an attorney for collection or enforcement, or suit is brought on same, or the same is collected or enforced through any judicial proceeding whatsoever, including an action in bankruptcy, or if any action of foreclosure be had thereon, then Maker agrees and promises to pay the reasonable attorney's fees and costs incurred by Holder in collection or enforcement.

                            ARTICLE III  CONVERSION

         Prior to the time that all principal of and interest and premium, if any, on this Note have been paid in full, Holder shall have the right at any time to convert this Note into shares of Maker's Series 1999 NonVoting Preferred Stock, par value $0.01 per share (the "Non-Voting Preferred Stock") on the following terms and conditions:

         (5) Conversion of Note. This Note shall be convertible at the office of Maker or at the office of the transfer agent, if any, for the Non-Voting Preferred Stock into fully paid and non-assessable shares of Non-Voting Preferred Stock at the original issue price of $10,000 per share (the "Conversion Price"). The number of shares of Non-Voting Preferred Stock to be delivered upon conversion of this Note shall be determined by dividing the unpaid principal balance hereof and the accrued interest hereon by the Conversion Price. Notwithstanding the foregoing or any other term or provision of this Note, Holder shall not be permitted, without the prior written consent of Maker, to exercise its rights to convert all or a portion of this Note and acquire shares of Non-Voting Preferred Stock hereunder until such time as Maker shall have received the authorization of its stockholders to issue Non-Voting Preferred Stock to Holder upon the conversion of all or any portion of this Note by Holder. Maker hereby agrees to submit such a proposal to its stockholders for approval at Maker's 2000 annual meeting of stockholders and to use its best efforts to obtain such approval.

         (6) Mechanics of Conversion. Before Holder of this Note shall be entitled to convert the same into shares of Non-Voting Preferred Stock, Holder shall surrender this Note, duly endorsed, at the office of Maker or the transfer agent for the Non-Voting Preferred Stock, if any, and shall give written notice to Maker that it elects to convert all or part of this Note and shall state in writing therein the name or names in which it wishes the certificate or certificates for Non-Voting Preferred Stock to be issued. Maker will, as soon as practicable thereafter, issue and deliver to Holder certificates for the number of full shares of Non-Voting Preferred Stock to which it shall be entitled as aforesaid, together with cash in lieu of any fraction of a share as hereinafter provided. If this Note is converted only in part, Maker will issue and deliver to Holder a new certificate or certificates representing the unconverted portion of this Note. This Note shall be deemed to have been converted as of the date of the surrender of this Note for conversion as provided above, and the person or persons entitled to receive the Non-Voting Preferred Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Non-Voting Preferred Stock on such date.

         (7) No Fractional Shares. No fractional share of the Non-Voting Preferred Stock shall be issued upon any conversion but, in lieu thereof, there shall be paid to Holder when this Note is surrendered for conversion, who but for the provisions of this Section 3.3 would be entitled to receive a fraction of a share on such conversion, an amount in cash equal to the amount of the remaining unpaid principal balance hereof and the accrued interest hereon which cannot be so converted as a result of the provisions of this Section 3.3.

         (8) Reservation of Shares. Maker will reserve and keep available a sufficient number of shares of (a) Non-Voting Preferred Stock to satisfy the requirements of this Note and (b) Non- Voting Common Stock to satisfy the conversion requirements of the Non-Voting Preferred Stock. Maker will take all such action as may be necessary to insure that all shares of Non-Voting Preferred Stock issuable upon conversion hereof and all shares of Non-Voting Common Stock issuable upon conversion of such shares of Non-Voting Preferred Stock will be duly and validly authorized and issued and fully paid and nonassessable.

         (9) No Charge for Conversion. The issuance of certificates for shares of Non-Voting Preferred Stock upon the conversion hereof shall be made without charge to Holder converting this Note for any issue or stamp tax in respect of the issuance of such certificates, and such certificates shall be issued in the name of, or in such names as may be directed by, Holder; provided, however, that Maker shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of Holder, and Maker shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to Maker the amount of such tax or shall have established to the satisfaction of Maker that such tax has been paid.

         (10) Notice of Certain Corporate Actions. In case at any time

                  (A) Maker shall take any action which would require an adjustment to the Conversion Price;

                  (B) Maker shall authorize the granting to the holders of any class of its common stock of any dividends or distributions payable in cash, stock or other property;

                  (C) there shall be any capital reorganization or reclassification of any of the capital stock of Maker, or any consolidation or merger to which Maker is a party and for which approval of any stockholders of Maker is required, or any sale or transfer of all or substantially all of the assets of Maker; or

                  (D) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of Maker;

then, in any one or more of such cases, Maker shall give written notice to Holder, not less than twenty (20) days before any record date or other date set for definitive action, of the date on which such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation, or winding-up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the conversion price or the kind and amount of the shares of Non-Voting Preferred Stock and other securities and property deliverable upon conversion of this Note or upon conversion of the Non-Voting Preferred Stock. Such notice shall also specify the date as of which the holders of the Non-Voting Preferred Stock or other capital stock of record shall be entitled to exchange their securities for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation, or winding up, as the case may be (or which date, in the event of voluntary or involuntary dissolution, liquidation, or winding up of Maker, the right to convert this Note shall terminate).

         Without limiting the obligation of Maker to provide notice to Holder of corporate actions hereunder, it is agreed that failure of Maker to give such notice shall not invalidate such corporate action of Maker.

                              ARTICLE IV PREPAYMENT

         (11) Right to Prepay. Subject to the terms of this Article IV, this Note may be prepaid, at any time at the option of Maker, by the payment to Holder of the unpaid principal balance hereof, together with (a) interest on the unpaid principal balance hereof and (b) an amount equal to ten percent (10%) of the unpaid principal balance hereof accrued to the date fixed for prepayment; provided, however, that the 10% prepayment penalty may, at the option of Maker, be paid to Holder in cash or by the issuance of additional shares of Maker's Non-Voting Preferred Stock. The number of shares of Non-Voting Preferred Stock to be delivered shall be determined by dividing the amount of the prepayment penalty by the then applicable Conversion Price.

         (12) Notice of Prepayment. In case Maker shall exercise its right to prepay this Note, it shall give notice thereof to Holder, not later than the twentieth (20th) day before the date fixed for prepayment. The notice of prepayment shall specify the date fixed for prepayment, the place where this Note shall be delivered and the prepayment amount shall be paid, and the amount to be paid.

         (13) Cessation of Rights of Note Holder. After 5:00 P.M., New York City time, on the date fixed for prepayment, all rights with respect to this Note, including, without limitation, the conversion rights contained herein, shall forthwith terminate, except only the right of Holder to receive the amounts set forth in Section 4.1.

                 ARTICLE V  OTHER PROVISIONS RELATING TO RIGHTS
                             OF HOLDER OF THIS NOTE

         (14) Rights of Holder of Note; Registration Rights. Until the date of conversion, this Note shall not entitle Holder to any of the rights of a stockholder of Maker, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of Maker.

         (15) Lost, Stolen, Mutilated or Destroyed Note. If this Note shall be mutilated, lost, stolen, or destroyed, Maker shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen, or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen, or destroyed but only upon receipt of evidence of such loss, theft, or destruction of such Note, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to Maker.

         (16) Consent of Holder Required for Certain Matters. The consent of Holder will be required for any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of Maker's Certificate of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Non-Voting Preferred Stock; provided, however, that any increase in the authorized preferred stock of Maker or the creation and issuance of any other capital stock of Maker ranking on the same terms or junior to the Non-Voting Preferred Stock shall not be deemed to affect materially and adversely such powers, preferences or special rights.

                     ARTICLE VI  REPRESENTATIONS OF HOLDER

         6.1 Investment Representations. By accepting this Note, Holder represents the following to Maker:

                  (A) Maker has delivered to Holder a true and complete copy of
(i) Maker's Annual Report on Form 10-KSB for the year ended December 31, 1998,
(ii) Maker's definitive proxy statement relating to its 1999 annual stockholders meeting and (iii) all other filings (other than preliminary registration and proxy statements) made by Maker with the Securities and Exchange Commission between December 31, 1998 and the date hereof (collectively, the "SEC Documents"). Holder is familiar with the SEC Documents, the business, financial condition, management, prospects and operations of Maker. During the course of the negotiation of this Note, Holder has reviewed all information provided to it by Maker and has had the opportunity to ask questions of and receive answers from representatives of Maker concerning Maker, the securities offered and sold hereby, and to obtain certain additional information requested by Holder;

                  (B) Holder understands that the offer and sale of this Note, the Warrant, the Non-Voting Preferred Stock issuable upon the conversion hereof or exercise of the Warrant are not being registered under the Securities Act of 1933 (the "1933 Act"), or under any applicable state securities law and that this Note, the Warrant, the Non-Voting Preferred Stock issuable upon the conversion hereof and the exercise of the Warrant are being offered and sold in reliance on the so-called "private offering" exemption provided by Section 4(2) of the 1933 Act and/or Regulation D promulgated pursuant to the 1933 Act, and similar exemptions under applicable state securities laws, and that Maker is basing its reliance on that exemption in part on the representations, warranties, statements and agreements contained herein;

                  (C) Holder understands that this Note, the Warrant, the Non-Voting Preferred Stock issuable upon the conversion hereof or the exercise of the Warrant cannot be resold, transferred or assigned unless (i) subsequently registered under the 1933 Act and applicable state securities laws or (ii) exemptions from such registrations are available. Holder is aware of the provisions of Rule 144 promulgated under the 1933 Act which permit limited resale of shares purchased in a private transaction subject to the satisfaction of certain conditions;

                  (D) Holder understands that no public market now exists for the Note, the Non-Voting Preferred Stock or the Warrant and that it is uncertain that a public market will ever exist for this Note, the Non-Voting Preferred Stock or the Warrant; and

                  (E) Holder understands that the certificates for the Non-Voting Preferred Stock issuable upon the conversion hereof and the Warrant will bear the following legend:

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE CORPORATION WILL NOT TRANSFER THIS CERTIFICATE UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION COVERING THE SHARES REPRESENTED BY THIS CERTIFICATE UNDER THE SECURITIES ACT OF 1933 AND ALL APPLICABLE STATE SECURITIES LAWS, (ii) IT FIRST RECEIVES A LETTER FROM AN ATTORNEY, ACCEPTABLE TO THE BOARD OF DIRECTORS OR ITS AGENTS, STATING THAT IN THE OPINION OF THE ATTORNEY THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR (iii) THE TRANSFER IS MADE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.

                           ARTICLE VII  OTHER MATTERS

         7.1 Successor to Maker. The provisions of this Note shall be binding upon and inure to the benefit of Maker and Holder and their respective permitted successors and assigns. Maker may not assign or otherwise transfer this Note or delegate its duties hereunder without having received the prior written consent of Holder.

         7.2 Modification. This Note sets forth the entire understanding of Maker and Holder with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by Maker and Holder.

         7.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective if sent by first class mail, postage prepaid, or certified mail, return receipt requested, or delivered by telecopy, overnight courier or hand delivery, against receipt, to the following addresses:

         If to Maker, then to it at:

                  AXCESS Inc.
                  3208 Commander Drive
                  Dallas, Texas 75006
                  Attention: Chief Financial Officer
                  Facsimile No.: (972) 407-6080

         (or to such other address as Maker may have furnished in writing to Holder for this purpose); and

         If to Holder, then to it at such address as Holder may have furnished in writing to Maker for this purpose.

         7.4 Waiver. Any waiver by or Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive Holder of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

         7.5 Separability. If any provision of this Note is invalid, illegal, or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         7.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to rules governing the conflict of laws.

         IN WITNESS WHEREOF, Maker has caused this Note to be executed on its behalf by its officer thereunto duly authorized as of the date set forth above.

                       AXCESS INC.


                       By: /s/ James R. Craig
                          -----------------------------------------------------
                          James R. Craig, Chief Financial Officer and Secretary